Exhibit 99.1

MusclePharm Reports 2015 Third Quarter Financial Results

Net revenue of $34 million

Gross profit margin, excluding a restructuring inventory write-down, increased to 35% from Q3’ 2015

DENVER, CO -- (PRESS RELEASE DISTRIBUTION NAME) -- 11/9/15 -- MusclePharm Corporation (OTCQB: MSLP) ("MusclePharm" or the "Company"), a scientifically driven, performance-lifestyle sports nutrition company, today announced financial results for the third quarter ended September 30, 2015.

Operating and Financial Highlights for Third Quarter 2015

•	Announced restructuring effort to better align the Company’s resources toward profitable growth;

•	Gross profit margin, excluding a restructuring charge related to inventory write-down, increased to 35%;

•	Advertising and promotion expenses decreased 8% to $7.1 million;

•	Salaries and benefits decreased 6% to $5.7 million;

“MusclePharm recently launched a major restructuring that involved closing facilities and realigning our organization with our needs,” said Ryan Drexler, MusclePharm’s executive chairman.

“While the company’s near-term results will be impacted, we are positioning the company for a much stronger future. This is a long-term project, however. These issues cannot be fixed in a day and will require time and patience. The good news is that we believe that Brad Pyatt and his team have built a unique business with enormous scale that is unusual in this space, and very hard to replicate. Few brands have grown this big, this fast, and it is not by accident.”

Recent Highlights

•	Initiated a restructuring that incurred total restructuring and other charges of $17.9 million, of which $16.6 million was recorded in operating expenses and $1.3 million was included in cost of goods.

•	Announced approval of the final settlement with the United States Securities and Exchange Commission regarding disclosure and internal control deficiencies dating from 2010-2013 which have since been revised.

•	Entered into loan modification agreements with banking institution in exchange for guaranty by Company’s executive chairman.

Financial Results for Third Quarter 2015

Net revenue decreased to $34.0 million, or 29%, year-over-year. The net revenue decline is due primarily to the limited inventory on hand of certain products compared to customer demand, and a reduction in international sales related to the strength of the US dollar. The Company continues to take significant steps to improve and globalize its supply chain to address this issue.

Gross margin was 31% in both the third quarter of 2015 and 2014 and down 4% sequentially. During the quarter, the company initiated a restructuring, discontinued a number of products and recognized an inventory write down of $1.3 million, which is included as a component of costs of revenue. When excluding the restructuring charge, gross margin was 35% in both the third and the second quarter of 2015.

Operating expenses for the quarter excluding restructuring charges were $20.8 million down from $24.2 million in the previous quarter, a reduction of $3.4 million or 14% sequentially.

Adjusted EBITDA, a non-GAAP financial measure, was negative $3.0 million. EBITDA eliminates depreciation, amortization, interest, taxes, stock-based compensation, restructuring charges and other expenses.

Withdrawal of Guidance

In relation to the Company’s previously announced restructuring activities, the Company is withdrawing prior revenue and earning guidance it has issued for 2015 and future periods. The Company also will not be providing updated guidance. The Company’s prior guidance should no longer be relied upon.

2015 Third Quarter Conference Call Information

When: Tuesday, November 10, 2015

Time: 8:00 a.m. Eastern Time

Phone: (800) 860-2442 (domestic)

(412) 858-4600 (international)

A live webcast will be available online on MusclePharm's website at http://ir.musclepharmcorp.com/, where it will be archived for one year.

An audio replay of the conference call will be available through midnight November 17, 2015 by dialing (877) 344-7529 from the U.S. or Canada, or (412) 317-0088 from international locations, passcode 10076071.

About MusclePharm Corporation

MusclePharm® is a scientifically-driven, performance lifestyle company that currently develops, manufactures, markets and distributes branded nutritional supplements. The company offers a complete range of powders, capsules, tablets and gels. Its portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, are marketed and sold in more than 120 countries and available in over 45,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit http://www.musclepharm.com. Follow MusclePharm Corporation on Facebook, Twitter, and Instagram.

To sign up to receive MusclePharm news via email, please visit http://ir.musclepharmcorp.com/email-alerts

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the earnings release contains non-GAAP financial measures adjusted for income taxes, depreciation and amortization of property and equipment, amortization of intangible assets, provision for doubtful accounts, amortization of prepaid stock compensation, amortization of prepaid sponsorship fees, stock based compensation, issuance of common stock warrants, restructuring and other charges. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company's ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis. Set forth below are reconciliations of non-GAAP net income (loss) to the Company's reported GAAP net income (loss).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

MusclePharm Corporation

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash	$3,457	$1,020
Accounts receivable, net of allowance for doubtful accounts of $297 and $159 as of September 30, 2015 and December 31, 2014	15,586	16,644
Inventory	19,320	21,069
Prepaid giveaways	501	1,228
Prepaid stock compensation, current portion	2,344	4,476
Prepaid sponsorship and endorsement fees	541	238
Prepaid expenses and other current assets	3,420	1,742

Total current assets	45,169	46,417
Property and equipment, net	7,008	7,805
Long-term investments	977	—
Intangible assets, net	8,904	7,074
Prepaid stock compensation, noncurrent portion	—	4,952
Other assets	185	108
TOTAL ASSETS	$62,243	$66,356

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$40,442	$27,761
Accrued liabilities	10,986	7,023
Accrued restructuring charges	10,097	—
Line of credit	2,635	8,000
Term loan	3,269	—
Other debt obligations	21	46
Total current liabilities	67,450	42,830
Other long-term liabilities	342	146
TOTAL LIABILITIES	67,792	42,976

Commitments and contingencies
Stockholders’ (deficit) equity:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized as of September 30, 2015 and December 31, 2014; 14,607,550 and 13,996,007 shares issued as of September 30, 2015 and December 31, 2014; 13,731,929 and 13,120,386 shares outstanding as of September 30, 2015 and December 31, 2014	14	14
Additional paid-in capital	142,458	129,130
Treasury stock, at cost; 875,621 shares as of September 30, 2015 and December 31, 2014	(10,039)	(10,039)
Accumulated other comprehensive loss	(171)	(66)
Accumulated deficit	(137,811)	(95,659)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(5,549)	23,380
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$62,243	$66,356

The accompanying notes are an integral part of these consolidated financial statements.

MusclePharm Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue, net	$33,982	$47,768	$125,780	$144,718
Cost of revenue (including restructuring charges of $1,262 related to write-down of inventory for the three and nine months ended September 30, 2015)	23,512	32,812	83,428	96,242
Gross profit	10,470	14,956	42,352	48,476

Operating expenses:
Advertising and promotion	7,093	7,749	22,603	19,997
Salaries and benefits	5,681	6,041	20,505	17,185
Selling, general and administrative	4,647	3,652	14,730	7,881
Research and development	1,437	735	3,323	2,996
Professional fees	1,980	1,316	5,499	3,393
Restructuring and other charges	16,650	—	16,650	—
Total operating expenses	37,488	19,493	83,310	51,452
Loss from operations	(27,018)	(4,537)	(40,958)	(2,976)
Other (expense) income, net	(559)	5,234	(1,090)	5,551
(Loss) income before provision for income taxes	(27,577)	697	(42,048)	2,575
Provision for income taxes	71	94	104	171
Net (loss) income	$(27,648)	$603	$(42,152)	$2,404
Net (loss) income per share, basic	$(2.01)	$0.05	$(3.12)	$0.23
Net (loss) income per share, diluted	$(2.01)	$0.05	$(3.12)	$0.20
Weighted-average shares used in computing net (loss) income per share, basic	13,723,213	11,032,996	13,504,455	10,652,781
Weighted-average shares used in computing net (loss) income per share, diluted	13,723,213	12,612,896	13,504,455	12,112,017

MusclePharm Corporation

Reconciliation to Non-GAAP Income (Loss) to GAAP Income

In Thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Adjusted EBITDA:
Net (loss) income	$(27,648)	$603	$(42,152)	$2,404
Non-GAAP adjustments:
Provision for income taxes	71	94	104	171
Depreciation and amortization of property and equipment	492	303	1,330	950
Amortization of intangible assets	278	(156)	776	422
Provision for doubtful accounts	70	24	168	164
Amortization of prepaid stock compensation	962	1,004	3,198	2,582
Amortization of prepaid sponsorship fees	2,111	1,548	5,363	5,016
Stock-based compensation	2,154	2,405	8,690	6,872
Issuance of common stock warrants to third-parties for services	12	69	62	69
Other expense (income), net	559	(5,234)	1,090	(5,551)
Restructuring and other charges	17,912	—	17,912	—

Adjusted EBITDA	$(3,027)	$660	$(3,459)	$13,099

Media:

Sitrick and Company

Seth Lubove, (310) 788-2850

slubove@sitrick.com

Source: MusclePharm Corporation

Released November 9, 2015